UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  ------------

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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         Date of Report (Date of earliest event reported): June 12, 2009

                          Gulf Island Fabrication, Inc.
             (Exact name of registrant as specified in its charter)


         Louisiana                    0-22303                72-1147390
  (State of incorporation)   (Commission File Number)      (IRS Employer
                                                         Identification No.)

      567 Thompson Road, Houma, Louisiana                   70363
   (Address of principal executive offices)              (Zip Code)


                                 (985) 872-2100
              (Registrant's telephone number, including area code)


                                       N/A
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))



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Item 5.02     Departure of Directors or Certain Officers; Election of Directors:
Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.


(e) On June 12, 2009, the Compensation Committee (the "Committee") of the Board of Directors of Gulf Island Fabrication, Inc. ("Gulf Island") authorized Gulf Island to enter into Change of Control Agreements (collectively, the "Agreements") with certain officers of the company, including Kerry J. Chauvin, Kirk J. Meche and Robin A. Seibert (collectively, the "Executives"). The Agreements were entered into effective June 17, 2009. The Agreements entitle the Executives to receive additional benefits in the event of the termination of employment under certain circumstances following a change of control of Gulf Island, as described below.

       Each Agreement provides that if, during a specified period of time following a change of control, Gulf Island or its successor terminates the Executive other than by reason of death, disability or cause (as defined in the Agreements), or the Executive voluntarily terminates his employment for good reason (as defined in the Agreement), the Executive will receive a lump-sum cash payment equal to the sum of his prorated bonus plus two times (in the case of Mr. Chauvin) and one and one half times (in the case of Messrs. Meche and Seibert) the sum of (a) the Executive's base salary in effect at the time of termination and (b) the highest annual bonus awarded to the Executive during the three fiscal years immediately preceding the termination date. This specified period of time following a change of control is twenty-four months for Mr. Chauvin and eighteen months for the other Executives. Gulf Island shall continue to provide to the Executive insurance and welfare benefits until the earlier of
(a) December 31 of the first calendar year following the calendar year of the termination or (b) the date the Executive accepts new employment. The benefits provided under the Agreements are in addition to the value of any accelerated vesting of shares of restricted stock or stock options resulting from a change of control under Gulf Island's stock incentive plans. If any part of the payments or benefits received by the Executive in connection with a termination following a change of control constitutes an excess parachute payment under
Section 4999 of the Internal Revenue Code, the Executive will receive the greater of (1) the amount of such payments and benefits reduced so that none of the amount constitutes an excess parachute payment, net of income taxes, or (2) the amount of such payments and benefits, net of income taxes and net of excise taxes under Section 4999 of the Internal Revenue Code. A copy of each of the Agreements is attached hereto as Exhibits 99.1, 99.2 and 99.3.

       On June 17, 2009, the Committee granted shares of restricted stock to each of the following named executive officers. The restricted stock entitles the holder to all rights of a shareholder of the Company with respect to the restricted stock, including the right to vote the shares and receive all dividends and other distributions declared thereon. The restrictions on the shares of restricted stock will lapse on June 17, 2012. The form of restricted stock agreement is attached hereto as Exhibit 99.4.


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              Recipient                     Shares of Restricted Stock

              Kerry J. Chauvin              10,000
              Kirk J. Meche                 6,000
              Robin A. Seibert              4,000
              William G. Blanchard          4,000


Item 9.01     Financial Statements and Exhibits.

      (d)     Exhibits

The Exhibits included as part of this Current Report are listed in the attached
Exhibit Index.


SIGNATURE

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                   GULF ISLAND FABRICATION, INC.


                                   By:      /s/ Robin A. Seibert
                                         ---------------------------
                                         Robin A. Seibert
                                         Vice President - Finance,
                                         Chief Financial Officer
                                         and Treasurer


Dated: June 18, 2009


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

Gulf Island Fabrication, Inc.
Exhibit Index


Exhibit
Number
------

     99.1 Change of Control Agreement between Gulf Island Fabrication, Inc. and Kerry J. Chauvin.

     99.2 Change of Control Agreement between Gulf Island Fabrication, Inc. and Kirk J. Meche.

     99.3 Change of Control Agreement between Gulf Island Fabrication, Inc. and Robin A. Seibert.

     99.4      Form of Restricted Stock Agreement under the  Long-Term Incentive
               Plan.


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